UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 17, 2009

HARSCO CORPORATION
(Exact name of registrant as specified in its charter)

DE	1-3970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill PA	17011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   717-763-7064

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On December 17, 2009, Harsco Corporation (the “Company”) terminated its $450 million Five-Year Credit Agreement, dated as of November 23, 2005 (as amended, modified, extended or restated from time to time, the “Five-Year Credit Agreement”), among the Company, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent for the lender.

There were no borrowings outstanding under this facility at the time of termination and there were no cancellation fees associated with the termination.

The facility, which was set to expire in December 2010, was replaced by the Company’s new $570 million credit facility with Citibank, N.A., as administrative agent, and a syndicate of 21 other banks, entered into on December 17, 2009.  Further disclosure regarding this new credit facility is set forth below.

From time to time, JPMorgan Chase Bank, Citibank, N.A. and certain of the lenders, or their affiliates, provide customary commercial and investment banking services to the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 17, 2009, the Company, Citibank, N.A., as administrative agent, and a syndicate of 21 other banks entered into a Three-Year Credit Agreement (the “Credit Facility”), that enables the Company to borrow up to $570 million.  The Company may borrow, repay and re-borrow funds up to the facility limit, and all advances outstanding under the facility on the termination date of December 17, 2012 will be payable on that date.  The Credit Facility contains usual and customary affirmative and negative covenants and customary events of default that would permit the lenders to accelerate the loans if not cured within applicable grace periods, including the failure to make timely payments under the credit facility, the failure to satisfy covenants and specified events of bankruptcy, and insolvency.  Borrowings under this facility are available in most major currencies with active markets at interest rates based upon LIBOR plus a margin.

The Credit Facility replaces two other credit facilities, a 364-day $220 million facility which expired in November 2009 and the $450 million facility which was terminated as described above under Item 1.02, and serves as a back-up to the Company’s commercial paper programs and provides the Company with additional financial flexibility to meet ongoing operational requirements and pursue its growth strategies.

The foregoing description of the credit facility does not purport to be complete and is qualified in its entirety by reference to the full text, which is attached hereto as Exhibit 10.1 and by reference to the description of the Company’s debt and credit agreements contained in the Company’s Form 10-K for the year ended December 31, 2008, and Form 10-Q for the period ended September 30, 2009.

From time to time, Citibank, N.A and certain of the lenders, or their affiliates, provide customary commercial and investment banking services to the Company.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1.	Three Year Credit Agreement Dated as of December 17, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION
December 23, 2009	(Registrant) /s/ Mark E. Kimmel
(Date)	Mark E. Kimmel Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit 10.1.	Three Year Credit Agreement Dated as of December 17, 2009